Exhibit 99.1

Intrusion Inc. Reports Third Quarter 2025 Results

Continued Intrusion Shield expansion underscores progress toward achieving sustainable growth and long-term profitability

PLANO, Texas, November 11, 2025 (ACCESSWIRE) -- Intrusion Inc. (NASDAQ: INTZ) (“Intrusion” or the “Company”), a leader in cyberattack prevention solutions, announced today financial results for the third quarter ended September 30, 2025.

Recent Financial & Business Highlights:

•	Launched Intrusions Shield Cloud on the AWS Marketplace to help drive long-term growth and deliver autonomous network enforcement across modern infrastructure.
•	Achieved sixth sequential quarter of revenue improvement.

“During the third quarter, we continued to make meaningful progress toward achieving our goal of creating sustainable growth and enhancing long-term profitability,” said Tony Scott, CEO of Intrusion. “Our top-line growth during the quarter was largely driven by our recent contract expansion with the U.S. Department of Defense, which includes the ongoing rollout of our critical infrastructure solutions. We are also seeing strong momentum for our Shield Endpoint product from our solution partner, PortNexus, as they advance the deployment of the MyFlareAlert platform, and we anticipate that we will see further adoption of this offering in coming quarters. In addition, we also made progress in helping expand our potential customer reach with the recent launch of Intrusion Shield Cloud on the AWS Marketplace, which we view as a meaningful milestone that will help drive long-term growth. As we look ahead to the fourth quarter and beyond, we remain committed to disciplined investment in our business, growing our customer base, and delivering improved financial results that will create value for our shareholders.”

Third Quarter Financial Results

Revenue for the third quarter of 2025 was approximately $2.0 million, representing an increase of 31% on a year-over-year basis. The sequential increase in revenue for the third quarter of 2025 was driven by new customers signed in recent quarters, including the U.S. Department of Defense award for the use of both Intrusion Shield technology and consulting services.

The gross profit margin was 77% for the third quarter of 2025, which was relatively flat compared to the third quarter of 2024. Gross margin varies based on product mix.

Operating expenses for the third quarter of 2025 were $3.6 million, up $0.4 million compared to the third quarter of 2024.

Net loss for the third quarter of 2025 was $2.1 million, or $0.10 per share, which is flat when compared to prior year performance which included $0.5 million in one-time negotiated savings.

As of September 30, 2025, cash and cash equivalents were $2.5 million, and short-term investments in U.S. Treasuries were $2.0 million. On October 1st, the Company received $3.0 million in cash from trade receivables increasing the Company’s combined cash and short-term investment position to $7.5 million.

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Conference Call

Intrusion’s management will host a conference call today at 5:00 P.M. EST. Interested investors can access the live call by dialing 1-888-506-0062, or 1-973-528-0011 for international callers, and providing the following access code: 496037. The call will also be webcast live (LINK). For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 7:00 P.M. EST until November 25, 2025, by dialing 1-877-481-4010, or 1-919-882-2331 for international callers, and entering the following access code: 52908. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a cybersecurity company based in Plano, Texas, specializing in advanced threat intelligence. At the core of its capabilities is TraceCop, a proprietary database that catalogs the historical behavior, associations, and reputational risk of IPv4 and IPv6 addresses, domain names, and hostnames. Built on years of gathering global internet intelligence and supporting government entities, this data forms the backbone of Intrusion's commercial solutions.

Its most recent solution is Intrusion Shield - a next-generation network security platform designed to detect and prevent threats in real time. In observe mode, Shield delivers analytical insights powered by Intrusion's exclusive data, helping organizations identify unseen patterns and previously unknown risks. In protect mode, it monitors traffic flow and automatically blocks known malicious and unknown connections from entering or exiting the network - providing a powerful defense against Zero-Day threats and ransomware. By integrating Shield into a network, organizations can elevate their overall security posture and enhance the performance of their broader cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained herein, including statements regarding our financial position; our ability to continue our business as a going concern; our business, sales, and marketing strategies and plans; our ability to successfully market, sell, and deliver our Intrusion Shield commercial product and solutions to an expanding customer base; are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements contained in this press release include, but are not limited to, such statements.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as the same may be updated from time to time.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion Inc.

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INTRUSION INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	September 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$2,527	$4,851
Short-term investments	2,000	–
Accounts receivable, net	2,378	169
Prepaid expenses and other assets	666	514
Total current assets	7,571	5,534
Noncurrent Assets:
Property and equipment:
Equipment	2,899	2,690
Capitalized software development	5,344	3,948
Leasehold improvements	18	18
Property and equipment, gross	8,261	6,656
Accumulated depreciation and amortization	(3,937)	(2,809)
Property and equipment, net	4,324	3,847
Finance leases, right-of-use assets, net	249	491
Operating leases, right-of-use assets, net	1,243	1,356
Other assets	285	281
Total noncurrent assets	6,101	5,975
TOTAL ASSETS	$13,672	$11,509

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable, trade	$541	$1,508
Accrued expenses	550	291
Finance lease liabilities, current portion	113	405
Operating lease liabilities, current portion	54	209
Notes payable	–	529
Deferred revenue	1,177	730
Total current liabilities	2,435	3,672

Noncurrent Liabilities:
Finance lease liabilities, noncurrent portion	85	172
Operating lease liabilities, noncurrent portion	1,343	1,414
Total noncurrent liabilities	1,428	1,586

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock, $0.01 par value: Authorized shares – 5,000; Issued shares – 0 in 2025 and 4 in 2024	–	3,827
Common stock, $0.01 par value: Authorized shares – 80,000; Issued shares – 20,103 in 2025 and 15,591 in 2024; Outstanding shares – 20,102 in 2025 and 15,590 in 2024	201	156
Common stock held in treasury, at cost – 1 share	(362)	(362)
Additional paid-in capital	134,254	122,552
Stock subscription receivable	–	(1,872)
Accumulated deficit	(124,241)	(118,007)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ equity	9,809	6,251
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,672	$11,509

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INTRUSION INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$1,966	$1,504	$5,614	$4,095
Cost of revenue	461	344	1,335	920

Gross profit	1,505	1,160	4,279	3,175

Operating expenses:
Sales and marketing	1,273	1,207	3,664	3,542
Research and development	1,329	1,150	3,879	3,204
General and administrative	1,039	841	3,051	2,972

Operating loss	(2,136)	(2,038)	(6,315)	(6,543)

Interest expense	(17)	(12)	(67)	(274)
Interest accretion and amortization of debt issuance costs, net	–	–	–	990
Other income (expense), net	59	–	148	(6)

Net loss	$(2,094)	$(2,050)	$(6,234)	$(5,833)

Net loss per share:
Basic	$(0.10)	$(0.35)	$(0.32)	$(1.49)
Diluted	$(0.10)	$(0.35)	$(0.32)	$(1.49)

Weighted average common shares outstanding:
Basic	19,975	6,557	19,698	4,264
Diluted	19,975	6,557	19,698	4,264

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